EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT
[Key Executive Form]

THIS EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of the ____ day of _________, 20[__], is entered into by and between Novation Companies, Inc., a Maryland corporation (the “Company”) and [____________] (the “Optionee”).

WHEREAS, pursuant to the terms of the Company’s 2015 Incentive Stock Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Optionee is to be granted an option to purchase a specified number of shares of the Company’s common stock on the terms and conditions set forth herein;

WHEREAS, the Optionee is now an employee of the Company or an “Employer”, as defined in the Plan (an “Employer”); and

WHEREAS, the Company and the Optionee desire to enter into this Agreement for the purpose of memorializing the terms and conditions of the option.

NOW, THEREFORE, the Company and the Optionee agree as follows:

1.    Grant Subject to Plan. The Option (as defined below) is expressly subject to all terms and provisions of the Plan, and the terms and provisions of such Plan are incorporated herein by reference. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

2.    Number of Shares and Option Price. Pursuant to the action of the Committee, which action was effective on ____________, 20[__] (the “Date of Grant”), the Optionee is hereby granted a non-qualified stock option (the “Option”) to purchase [______ (______)] shares of the Company’s common stock (the “Option Shares”), at the purchase price of [______ ($____)] per share (the “Option Price”). The Option Price is equal to or greater than the price at which the Company’s common stock was last sold as quoted on the OTCQB (or applicable exchange or quotation system) on the Date of Grant.

3.    Period of Option. The term of the Option and of this Agreement shall commence on the Date of Grant and terminate upon the expiration of ten (10) years from the Date of Grant. Upon termination of the Option, all rights of the Optionee hereunder shall cease.

4.    Conditions of Exercise. This Option may be exercised, in whole or in part at any time, or from time to time, up to ten (10) years from the Date of Grant, but only (i) with respect to Option Shares which have vested, and (ii) during the period in which such Option remains exercisable as herein provided. One-quarter of the Option Shares shall vest on each anniversary of the Date of Grant.
5.    Nontransferability of Option. Other than a transfer as described in Section 13 of the Plan or otherwise in the discretion of the Committee pursuant to Section 13 of the Plan, the Option and this Agreement shall not be transferable.

6.    Exercise of Option. The Option may be exercised using the methods described in Section 6.C. of the Plan and the Option Shares purchased shall thereupon be promptly delivered. The Optionee will not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the Option Shares are paid in full and issued to him or her upon the exercise of the Option.

7.    Adjustment for Changes in Capitalization. As described in Section 15 of the Plan, in the event of changes in the outstanding stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, occurring after the date hereof, the number of shares covered by this Agreement and the price thereof shall be adjusted to the same proportionate number of shares and price as set forth in Section 2 of this Agreement.

8.    Termination by Death. In accordance with Sections 6.G. and 11.B. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) terminates by reason of the Optionee’s death, then the vesting of the Option shall be accelerated and the full number of then-unexercised Option Shares shall become exercisable in full by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of twelve (12) months following the date of death or until the expiration of the stated term of such Option, whichever period is shorter. If the Option is not exercised within the foregoing time period, the Option shall terminate.

9.    Termination by Reason of Disability. In accordance with Sections 6.F. and 11.B. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) terminates by reason of the Optionee’s Disability, as defined in Section [__] of the Employment Agreement entered into between the Company and the Optionee on [________], 20[__] (the “Employment Agreement”), then the vesting of the Option shall be accelerated and the full number of then-unexercised Option Shares shall become exercisable in full by the Optionee for a period of twelve (12) months following the date of termination or until the expiration of the stated term of such Option, whichever period is shorter; provided, however, that if the Optionee dies within such twelve (12) month period and prior to the expiration of the stated term of such Option, such Option may thereafter be exercised for a period of twelve (12) months from the date of death or until the expiration of the stated term of such Option, whichever period is shorter. If the Option is not exercised within the foregoing time periods, the Option shall terminate.

10.    Termination for Cause. In accordance with Section 6.E. of the Plan, if the Optionee’s employment with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) is terminated by the Company for “Cause” as defined in Section [__] of the Employment Agreement, then the Option shall immediately terminate and cease to be exercisable by the Optionee.

11.    Termination for Good Reason. In accordance with Section 6.E. of the Plan, if the Optionee’s employment with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) is terminated by him for

“Good Reason” as defined in Section [__] of the Employment Agreement, the Option may be exercised to the extent it has become exercisable by the Optionee at the time of such termination, for a period of three (3) years from the effective date of such termination of employment or until the expiration of the stated term of such Option, whichever period is shorter. If the Option is not exercised within the foregoing time period, the Option shall terminate. Notwithstanding the foregoing, a termination of employment by Optionee for Good Reason shall not be considered as having occurred for purposes of this Agreement unless the Optionee provides written notice to the Company of the events or conditions constituting Good Reason, specifying that the Optionee believes such events or conditions constitute Good Reason, and (if such events or conditions can be remedied) the Company has been afforded a period of at least fifteen (15) days following delivery of such notice to remedy the events or conditions constituting Good Reason and has not done so to the reasonable satisfaction of the Optionee.

12.    Termination Without Cause. In accordance with Section 6.E. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that the Optionee is no longer employed by either the Company or any Employer) is terminated by the Company without Cause, the Option may be exercised to the extent it has become exercisable at the time of such termination, for a period of three (3) years from the effective date of such termination of employment or until the expiration of the stated term of such Option, whichever period is shorter. If the Option is not exercised within the foregoing time period, the Option shall terminate.

13.    Retirement. In accordance with Section 6.E. of the Plan, if the Optionee resigns from the Company (and/or any Employer, as the case may be, such that the Optionee is no longer employed by either the Company or any Employer) after reaching (i) the age of 65 following a term of employment with the Company or any Employer for a continuous period of 10 years or more or (ii) the age of 55 following a term of employment with the Company or any Employer for a continuous period of 20 years or more (“Retirement”), the then-unvested portion of the Option, if any, shall continue to vest in accordance with its terms without giving any effect to such Retirement. Notwithstanding the foregoing, vesting of the Option after Retirement shall immediately cease (and the unvested portion of the Option shall be forfeited) if, after such Retirement, the Committee determines in good faith that the Optionee has breached any of his or her obligations to the Company or any Employer or otherwise taken any willful action that has had a significant adverse effect upon the Company or any Employer. Upon Retirement, the Option may be exercised for a period of three (3) years (x) after the date of such Retirement, with respect to the amount of the Option vested upon such date or (y) after the date of vesting, with respect to the amount of the Option which is unvested at the time of Retirement but which becomes vested after Retirement, subject in both cases to the expiration of the stated term of such Option. If the Option is not exercised within the foregoing time period, the Option shall terminate.

14.    Change of Control. The rights of the Optionee in the event of a Change of Control of the Company (as defined in Section 1.G. of the Plan) shall be determined in accordance with Section 15 of the Plan.

15.    Other Termination. In accordance with Section 6.E. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) terminates for any reason other than those described in Sections 8 through 14 above, the Option may be exercised to the extent it has become exercisable at the time of such termination, for a period of three (3) months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter; provided, however, that if the Optionee dies within such three (3) month period and prior to the expiration of the stated term of such Option, such Option may thereafter be exercised to the extent it has become exercisable for a period of three (3) months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter. If the Option is not exercised within the foregoing time period, the Option shall terminate.

16.    Option Not an Incentive Stock Option. It is intended that the Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

17.    No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.

18.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

19.    Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referred hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between the Optionee and the Company to the extent that any such agreements or understandings conflict with the terms hereof.

20.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law, which might otherwise apply.

[signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

NOVATION COMPANIES, INC.

Name: W. Lance Anderson
Title: Chief Executive Officer

OPTIONEE

[________]

[SIGNATURE PAGE TO [____] STOCK OPTION AGREEMENT]